EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
September 30, 2012

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-viii	Dispositions	21
Summary Description	1	Acquisition	22
Equity Research Coverage	2	Construction, Redevelopment, Wholesale Data Center and Land
Selected Financial Summary Data	3	& Pre-Construction Summary	23
Selected Portfolio Data	4	Summary of Construction Projects	24
		Summary of Redevelopment Projects	25
FINANCIAL STATEMENTS:	Section II	Wholesale Data Center	26
Quarterly Consolidated Balance Sheets	5	Summary of Land Held and Pre-Construction	27
Consolidated Statements of FFO	6-7
Consolidated Statements of Operations	8-9	CAPITALIZATION:	Section V
Consolidated Reconciliations of AFFO	10	Quarterly Common Equity Analysis	28
		Quarterly Preferred Equity and Total Market Capitalization Analysis	29
PORTFOLIO INFORMATION:	Section III	Dividend Analysis	30
Consolidated Office Properties by Region	11	Debt Analysis	31-32
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Debt Maturity Schedule	33
Unstabilized Office Properties	13	Consolidated Joint Ventures	34
Real Estate Revenues & NOI from Real Estate Operations by Segment	14	Unconsolidated Joint Venture	35
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16	RECONCILIATIONS & DEFINITIONS:	Section VI
Office Leasing	17-18	Supplementary Reconciliations of Non-GAAP Measures	36-37
Office Lease Expiration Analysis	19	Definitions	38-42
Top 20 Office Tenants	20

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2012 RESULTS

COLUMBIA, MD October 25, 2012 - Corporate Office Properties Trust (COPT or the Company) (NYSE: OFC), announced financial and operating results for the third quarter ended September 30, 2012.

“Year to date, we are ahead of plan on leasing, on selling non-strategic properties, and in de-leveraging our balance sheet," stated Roger A. Waesche, Jr., President and Chief Executive Officer. "We remain focused on completing the strategic initiatives currently in progress to position the Company for future growth," he added.

Results:
Diluted loss per share was ($0.39) for the quarter ended September 30, 2012 as compared to earnings per share (EPS) of $0.03 in the third quarter of 2011. The third quarter 2012 loss per diluted share includes impairment losses of $55.8 million associated with non-strategic operating properties. Diluted funds from operations per share (FFOPS), as adjusted for comparability, was $0.53 for the third quarter ended September 30, 2012, which represented a 2% increase from the $0.52 reported for the third quarter of 2011. Adjustments for comparability encompass items such as acquisition costs, impairments and gains on non-operating properties, gains (losses) on early extinguishment of debt, derivative losses and issuance costs on redeemed preferred shares. Please refer to the reconciliation tables that appear later in this press release. Per NAREIT's definition, FFOPS for the third quarter of 2012 was $0.52 versus $0.49 reported in the third quarter of 2011.

Operating Performance:
Portfolio Summary - At September 30, 2012, the Company's consolidated portfolio of 206 operating office properties totaled 18.6 million square feet. The weighted average remaining lease term for the portfolio was 4.6 years and the average rental rate (including tenant reimbursements) was $27.73 per square foot. The Company's consolidated portfolio was 88.1% occupied and 89.9% leased as of September 30, 2012, up 70 and 60 basis points, respectively, from June 30, 2012 levels.

Same Office Performance - The Company's same office portfolio excludes properties identified for eventual disposal. For the quarter ended September 30, 2012, COPT's same office portfolio represents 81.6% of the rentable square feet of the portfolio and consists of 163 properties. The Company's same office portfolio occupancy was 89.3% at the end of the third quarter of 2012, down 160 basis points from the end of the third quarter 2011. Sequentially, same office occupancy declined 30 basis points from June 30, 2012 to September 30, 2012.

On a GAAP basis, same office NOI grew 2.5% year-over-year for the quarter ended September 30, 2012, and increased 3.5% for the nine months ended September 30, 2012 versus the prior year period. On a cash basis and excluding lease termination fees, same office NOI declined 2.1% in the third quarter of 2012 versus

i

2011, owing to the receipt of a prepayment of rent in 2011. Excluding this prepayment and lease termination fees, same office cash NOI in the third quarter would have increased 3.9% year-over-year.

Leasing - COPT leased a total of 608,000 square feet during the quarter ended September 30, 2012, which included 259,000 square feet of development and first generation leasing. During this same period, the Company's renewal rate was 48.3%. For the quarter ended September 30, 2012, total rent on renewed space increased 9.4% as measured from the straight-line rent in effect preceding the renewal date; on a cash basis, renewal rents decreased 1.9%.

Investment Activity:
Construction - The Company had eight office properties under construction at September 30, 2012, and three additional properties placed under construction in early October 2012. These 11 construction properties total 1.3 million square feet and have a total projected cost of $307.9 million, of which $162.4 million had been incurred by September 30, 2012. As of the same date, COPT had two properties under redevelopment for an anticipated total cost of $56.3 million, of which $31.1 million had been spent.

Acquisitions - In the third quarter of 2012, COPT acquired one five-story, Class-A building with 202,000 square feet for $48.3 million. The building is located at 13857 McLearen Road, known as the McLearen Center in Herndon, Virginia. McLearen Center is in close proximity to several large US Government controlled campuses. The building is 100% leased to a strategic tenant in the Defense Information Technology industry.

Dispositions - In the third quarter of 2012, COPT disposed of 24 operating properties for $178.1 million. The operating buildings contained a total of 1.5 million square feet and were 83.8% occupied (90 leases) at the time of disposition. During the nine months ended September 30, 2012, COPT disposed of a total of $318 million of properties and adjacent land that aggregated 2.3 million operational square feet that were 80.4% occupied at the time of sale.

Capital Transactions:
In August, the Company entered into a $120 million term loan agreement, with the ability to expand the amount drawn during the term, subject to certain conditions, by an additional $80 million. The Term Loan has a seven-year term and a variable interest rate of LIBOR plus 2.10% to 2.60%, depending on the Company's leverage levels.

Balance Sheet and Financial Flexibility:
As of September 30, 2012, the Company had a total market capitalization of $4.3 billion, with $2.2 billion in debt outstanding, equating to a 50% debt-to-total market capitalization ratio. Also, the Company's weighted average interest rate was 4.4% for the quarter ended September 30, 2012 and 76% of the Company's debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the third quarter 2012, the Company's adjusted EBITDA to interest expense coverage ratio was 3.4x, and the adjusted EBITDA fixed charge coverage ratio was 2.6x. Adjusting for construction in progress, the Company's debt-to-adjusted EBITDA ratio was 6.2x for the three months ended September 30, 2012.

Subsequent Events:
Leasing - Between October 1 and October 17, 2012, COPT completed 437,000 square feet of leases at development projects. Specifically, the Company executed leases for 363,000 square feet of Class-A office space at Redstone Gateway in Huntsville, AL, 55,000 square feet at its redevelopment project in Blue Bell, PA, and 19,000 square feet in Colorado Springs, CO.

Capital Raises - On October 16, 2012, the Company completed a public offering of 8,625,000 common shares at a price of $24.75 per share for net proceeds of $204.9 million after underwriter discounts but before offering expenses.

2012 FFO Guidance:
Management is narrowing its previously issued guidance for 2012 FFOPS of $2.02 to $2.08 to a new range of $2.05 to $2.08. Management also is issuing fourth quarter 2012 FFOPS guidance of $0.45 to $0.48. A reconciliation of projected EPS to projected FFOPS for the quarter and year ending December 31, 2012 is provided as follows:

	Quarter Ending		Year Ending
	December 31, 2012		December 31, 2012
	Low	High	Low	High
FFOPS, as adjusted for comparability	$0.45	$0.48	$2.05	$2.08
Gains on non-operating properties, net of income taxes	—	—	0.01	0.01
Net gains on early extinguishment of debt	—	—	0.01	0.01
Issuance costs on redeemed preferred shares	—	—	(0.02)	(0.02)
FFOPS, NAREIT definition	0.45	0.48	2.05	2.08
Real estate depreciation and amortization	(0.40)	(0.40)	(1.62)	(1.62)
Impairments and exit costs on previously depreciated properties	—	—	(0.90)	(0.90)
Gains on sales of previously depreciated properties	—	—	0.27	0.27
EPS	$0.05	$0.08	$(0.20)	$(0.17)

Conference Call Information:
Management will discuss third quarter 2012 earnings results, as well as its 2012 guidance, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Time:                  11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)     888-679-8018

Telephone Number:    (outside the U.S.)    617-213-4845

Passcode:                  49667248

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PQFR39JDX

You may also pre-register in the Investor Relations section of the Company's website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, October 25 at 3:00 p.m. Eastern Time through Thursday, November 8 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 51365923. To access the replay outside the United States, please call 617-801-6888 and use passcode 51365923.

The conference calls will also be available via live webcast in the Investor Relations section of the Company's website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company's website.

Company Information:
COPT is an office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of September 30, 2012, the Company's consolidated portfolio consisted of 206 office properties totaling 18.6 million rentable square feet. The Company's portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

•	adverse changes in the real estate markets including, among other things, increased competition with other companies;

•
governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by strategic tenants;

•	the Company's ability to borrow on favorable terms;

•
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•	the Company's ability to sell properties included in its Strategic Reallocation Plan;

•
risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

•	changes in the Company's plans or views of market economic conditions or failure to obtain development rights, any of which could result in recognition of impairment losses;

•	the Company's ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•	the dilutive effect of issuing additional common shares; and

•	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company's filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2011.

Reconciliations:
Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables, below. Please refer to the information furnished with our Form 8-K on our website (www.copt.com) for definitions of these non-GAAP measures and other terms used in this press release.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues
Real estate revenues	$114,861	$107,978	$336,687	$317,013
Construction contract and other service revenues	15,283	18,729	53,812	67,854
Total revenues	130,144	126,707	390,499	384,867
Expenses
Property operating expenses	42,799	41,669	126,339	123,135
Depreciation and amortization associated with real estate operations	28,698	31,269	84,920	84,205
Construction contract and other service expenses	14,410	18,171	51,302	65,698
Impairment losses	46,096	—	41,260	42,983
General and administrative expenses	5,061	6,154	19,820	19,251
Business development expenses and land carry costs	1,632	1,751	4,506	4,322
Total operating expenses	138,696	99,014	328,147	339,594
Operating (loss) income	(8,552)	27,693	62,352	45,273
Interest expense	(23,239)	(24,176)	(71,909)	(74,861)
Interest and other income	1,095	(242)	3,152	3,682
Loss on early extinguishment of debt	(768)	(1,611)	(937)	(1,636)
(Loss) income from continuing operations before equity in loss of unconsolidated entities and income taxes	(31,464)	1,664	(7,342)	(27,542)
Equity in loss of unconsolidated entities	(246)	(159)	(522)	(223)
Income tax (expense) benefit	(106)	457	(4,296)	6,043
(Loss) income from continuing operations	(31,816)	1,962	(12,160)	(21,722)
Discontinued operations	11,051	5,508	10,212	(18,109)
(Loss) income before gain on sales of real estate	(20,765)	7,470	(1,948)	(39,831)
Gain on sales of real estate, net of income taxes	—	—	21	2,728
Net (loss) income	(20,765)	7,470	(1,927)	(37,103)
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	1,569	(178)	1,020	3,188
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other consolidated entities	(411)	(561)	(939)	(1,038)
Net (loss) income attributable to COPT	(19,772)	6,566	(2,341)	(35,448)
Preferred share dividends	(6,546)	(4,025)	(14,738)	(12,076)
Issuance costs associated with redeemed preferred shares	(1,827)	—	(1,827)	—
Net (loss) income attributable to COPT common shareholders	$(28,145)	$2,541	$(18,906)	$(47,524)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(28,145)	$2,541	$(18,906)	$(47,524)
Dilutive effect of common units in the Operating Partnership	—	—	—	(3,188)
Amount allocable to restricted shares	(111)	(262)	(357)	(781)
Numerator for diluted EPS	$(28,256)	$2,279	$(19,263)	$(51,493)

Denominator:
Weighted average common shares - basic	71,688	71,312	71,590	68,718
Dilutive effect of common units in the Operating Partnership	—	—	—	4,371
Weighted average common shares - diluted	71,688	71,312	71,590	73,089
Diluted EPS	$(0.39)	$0.03	$(0.27)	$(0.70)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

For the Three Months Ended September 30,	For the Nine Months Ended September 30,
2012	2011	2012	2011
Net (loss) income	$(20,765)	$7,470	$(1,927)	$(37,103)
Real estate-related depreciation and amortization	30,624	36,032	93,377	101,101
Impairment losses on previously depreciated operating properties	55,829	—	70,016	31,031
Depreciation and amortization on unconsolidated real estate entities	113	116	346	350
Gain on sales of previously depreciated operating properties, net of income taxes	(16,913)	(1,299)	(20,936)	(1,449)
Funds from operations (“FFO”)	48,888	42,319	140,876	93,930
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Noncontrolling interests - other consolidated entities	(411)	(561)	(939)	(1,038)
Preferred share dividends	(6,546)	(4,025)	(14,738)	(12,076)
Issuance costs associated with redeemed preferred shares	(1,827)	—	(1,827)	—
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(160)	(276)	(312)	(566)
Basic and diluted FFO allocable to restricted shares	(214)	(263)	(728)	(782)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	39,565	37,029	121,837	78,973
Operating property acquisition costs	222	77	229	152
Gain on sales of non-operating properties, net of income taxes	—	—	(33)	(2,717)
Impairment (recoveries) losses on other properties	—	—	(5,246)	41,316
Income tax expense on impairment recoveries on other properties	—	—	4,642	(4,598)
(Gain) loss on early extinguishment of debt	(970)	1,995	(799)	2,020
Issuance costs associated with redeemed preferred shares	1,827	—	1,827	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	40,644	39,101	122,457	115,146
Straight line rent adjustments	(2,595)	(2)	(6,631)	(6,525)
Amortization of acquisition intangibles included in net operating income	251	212	659	600
Share-based compensation, net of amounts capitalized	1,703	2,759	8,262	8,156
Amortization of deferred financing costs	1,527	1,629	4,696	5,090
Amortization of net debt discounts, net of amounts capitalized	683	1,184	2,028	4,046
Amortization of settled debt hedges	15	16	46	47
Recurring capital expenditures on properties not in disposition plans	(8,518)	(8,710)	(16,467)	(26,960)
Diluted adjusted funds from operations available to common share and common unit holders, excluding recurring capital expenditures on properties sold or in disposition plans	33,710	36,189	115,050	99,600
Recurring capital expenditures on properties sold or in disposition plans	651	(2,889)	(3,330)	(13,896)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$34,361	$33,300	$111,720	$85,704
Diluted FFO per share	$0.52	$0.49	$1.61	$1.08
Diluted FFO per share, as adjusted for comparability	$0.53	$0.52	$1.61	$1.57
Dividends/distributions per common share/unit	$0.2750	$0.4125	$0.8250	$1.2375
Payout ratios
Diluted FFO	53.1%	85.0%	51.7%	117.0%
Diluted FFO, as adjusted for comparability	51.7%	80.5%	51.4%	80.3%
Diluted AFFO, excluding recurring capital expenditures on properties sold or in disposition plans	62.3%	87.0%	54.7%	92.8%
Adjusted EBITDA interest coverage ratio	3.40	x	3.07x	3.19x	2.98x
Adjusted EBITDA fixed charge coverage ratio	2.58x	2.59x	2.60x	2.53x
Debt to Adjusted EBITDA ratio (1)	7.54x	8.65x	7.58x	8.67x
Adjusted debt to Adjusted EBITDA ratio (2)	6.17x	6.96x	6.20x	6.98x
Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	71,688	71,312	71,590	73,089
Weighted average common units	4,233	4,336	4,256	—
Anti-dilutive EPS effect of share-based compensation awards	73	52	48	147
Denominator for diluted FFO per share	75,994	75,700	75,894	73,236
(1) Represents debt as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(2) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2012	December 31, 2011
Balance Sheet Data
Properties, net of accumulated depreciation	$3,102,514	$3,352,975
Total assets	3,597,656	3,867,524
Debt, net	2,169,315	2,426,303
Total liabilities	2,347,435	2,649,459
Equity	1,250,221	1,218,065
Debt to adjusted book	51.9%	54.6%
Debt to total market capitalization	50.0%	56.8%

Consolidated Property Data (as of period end)
Number of operating properties	206	238
Total net rentable square feet owned (in thousands)	18,591	20,514
Occupancy	88.1%	86.2%

Reconciliation of total assets to denominator for debt to adjusted book
Denominator for debt to total assets	$3,597,656	$3,867,524
Accumulated depreciation	565,724	559,679
Accumulated depreciation included in assets held for sale	12,669	17,922
Denominator for debt to adjusted book	$4,176,049	$4,445,125

Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Properties to be held
Tenant improvements and incentives on operating properties	$7,774	$5,533	$11,103	$20,720
Building improvements on operating properties	4,646	2,239	6,813	5,321
Leasing costs for operating properties	947	3,933	5,109	9,026
Less: Nonrecurring tenant improvements and incentives on operating properties	(3,852)	(1,816)	(4,510)	(4,893)
Less: Nonrecurring building improvements on operating properties	(940)	(1,069)	(1,919)	(2,188)
Less: Nonrecurring leasing costs for operating properties	(130)	(130)	(209)	(1,093)
Add: Recurring capital expenditures on operating properties held through joint ventures	73	20	80	67
Recurring capital expenditures on properties not sold or in disposition plans	$8,518	$8,710	$16,467	$26,960

Properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$(737)	$1,549	$2,020	$10,748
Building improvements on operating properties	191	3,141	1,473	4,475
Leasing costs for operating properties	7	290	541	1,321
Less: Nonrecurring tenant improvements and incentives on operating properties	—	(10)	(165)	(256)
Less: Nonrecurring building improvements on operating properties	(112)	(1,977)	(530)	(2,288)
Less: Nonrecurring leasing costs for operating properties	—	(104)	(9)	(104)
Recurring capital expenditures on properties sold or in disposition plans	$(651)	$2,889	$3,330	$13,896

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$19,837	$29,688	$59,465	$87,024
Common unit distributions	1,157	1,781	3,498	5,398
Dividends and distributions for payout ratios	$20,994	$31,469	$62,963	$92,422
Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$48,888	$42,319	$140,876	$93,930
Gain on sales of non-operating properties, net of income taxes	—	—	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	—	—	(604)	36,718
Operating property acquisition costs	222	77	229	152
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(970)	1,995	(799)	2,020
Issuance costs associated with redemption of preferred shares	1,827	—	1,827	—
FFO, as adjusted for comparability	$49,967	$44,391	$141,496	$130,103
Reconciliation of GAAP net (loss) income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net (loss) income	$(20,765)	$7,470	$(1,927)	$(37,103)
Interest expense on continuing operations	23,239	24,176	71,909	74,861
Interest expense on discontinued operations	127	1,453	2,107	4,526
Income tax expense (benefit)	106	(457)	4,296	(6,043)
Real estate-related depreciation and amortization	30,624	36,032	93,377	101,101
Depreciation of furniture, fixtures and equipment	624	614	1,871	1,862
Impairment losses	55,829	—	64,770	72,347
(Gain) loss on early extinguishment of debt on continuing and discont. operations	(970)	1,995	(799)	2,020
Gain on sales of operating properties	(16,913)	(1,299)	(20,936)	(1,449)
Gain on sales of non-operational properties	—	—	(33)	(2,717)
Adjusted EBITDA	$71,901	$69,984	$214,635	$209,405
Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$23,239	$24,176	$71,909	$74,861
Interest expense from discontinued operations	127	1,453	2,107	4,526
Less: Amortization of deferred financing costs	(1,527)	(1,629)	(4,696)	(5,090)
Less: Amortization of net debt discount, net of amounts capitalized	(683)	(1,184)	(2,028)	(4,046)
Denominator for interest coverage-Adjusted EBITDA	21,156	22,816	67,292	70,251
Preferred share dividends	6,546	4,025	14,738	12,076
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$27,867	$27,006	$82,525	$82,822
Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$64,159	$62,603	$190,173	$183,776
Less: Straight-line rent adjustments	(1,407)	1,135	(4,222)	(4,474)
Less: Amortization of deferred market rental revenue	(80)	(73)	(276)	(205)
Add: Amortization of above-market cost arrangements	371	434	1,095	1,302
Same office property cash net operating income	63,043	64,099	186,770	180,399
Less: Lease termination fees, gross	(413)	(130)	(1,111)	(443)
Same office property cash net operating income, excluding gross lease termination fees	$62,630	$63,969	$185,659	$179,956
Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,169,315	$2,420,073	$2,169,315	$2,420,073
Less: Construction in progress	(394,361)	(447,969)	(394,361)	(447,969)
Less: Construction in progress on assets held for sale	—	(22,936)	—	(22,936)
Denominator for adjusted debt to adjusted EBITDA ratio	$1,774,954	$1,949,168	$1,774,954	$1,949,168

Corporate Office Properties Trust
Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). As of September 30, 2012, COPT derived 62% of its annualized rental revenue from properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and 82% of the Company’s square footage was located in the Greater Washington/Baltimore region. At September 30, 2012, COPT’s operating portfolio of 206 office properties encompassed 18.6 million square feet and was 89.9% leased. As of the same date, COPT also owned one wholesale data center that was 22% leased.

Corporate Strategy — Through acquisitions and development activities, COPT has assembled a portfolio of Class A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to current and future national security efforts. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.krewson@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, IR Specialist
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to sell properties included in our Strategic Reallocation Plan; our ability to borrow on favorable terms; risks of real estate acquisition or development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Josh Attie	212-816-7685	joshua.attie@citi.com
Cowen and Company	Mike Gorman	646-562-1381	michael.gorman@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Omotayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11		9/30/12		9/30/11
Same Office NOI	$64,159		$63,735		$62,279			$62,330	$62,603		$190,173		$183,776
NOI from real estate operations	$76,248		$78,809		$76,917			$77,261	$77,135		$231,974		$225,557
Adjusted EBITDA	$71,901		$71,755		$70,979			$71,814	$69,984		$214,635		$209,405
Net income (loss) attributable to COPT common shareholders	$(28,145)		$6,587		$2,652			$(86,253)	$2,541		$(18,906)		$(47,524)
FFO - per NAREIT	$48,888		$46,115		$45,873			$(17,924)	$42,319		$140,876		$93,930
FFO - as adjusted for comparability	$49,967		$46,260		$45,269			$46,935	$44,391		$141,496		$130,103
Basic and diluted FFO available to common share and common unit holders	$39,565		$41,143		$41,129			$(22,653)	$37,029		$121,837		$78,973
Diluted AFFO available to common share and common unit holders	$34,361		$36,593		$40,766			$24,846	$33,300		$111,720		$85,704
Per share - diluted:
EPS	$(0.39)		$0.09		$0.04			$(1.21)	$0.03		$(0.27)		$(0.70)
FFO - NAREIT	$0.52		$0.54		$0.54			$(0.30)	$0.49		$1.61		$1.08
FFO - as adjusted for comparability	$0.53		$0.54		$0.53			$0.56	$0.52		$1.61		$1.57
Dividend per common share	$0.2750		$0.2750		$0.2750			$0.4125	$0.4125		$0.8250		$1.2375
Payout ratios:
Diluted FFO	53.1%		51.0%		51.0%		(138.9)%		85.0%		51.7%		117.0%
Diluted FFO - as adjusted for comparability	51.7%		50.8%		51.8%		74.6%		80.5%		51.4%		80.3%
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	62.3%		53.8%		49.6%		93.4%		87.0%		54.7%		92.8%
CAPITALIZATION
Debt, net	$2,169,315		$2,191,851		$2,418,078			$2,426,303	$2,420,073
Debt to Total Market Capitalization	50.0%		50.0%		54.8%		56.8%		56.2%
Debt to Adjusted Book	51.9%		50.8%		55.3%		54.6%		53.5%
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.7	x	2.6	x	2.7	x	2.6	x	2.6	x	2.5	x
Debt to Adjusted EBITDA ratio	7.5	x	7.6	x	8.5	x	8.4	x	8.6	x	7.6	x	8.7	x
Adjusted Debt to Adjusted EBITDA ratio	6.2	x	6.3	x	7.1	x	7.0	x	7.0	x	6.2	x	7.0	x
OTHER
Revenue from early termination of leases	$543		$350		$395			$45	$103		$1,288		$445
Capitalized interest costs	$3,390		$3,595		$3,809			$4,294	$4,458		$10,794		$13,107

Corporate Office Properties Trust
Selected Portfolio Data

	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
# of Operating Office Properties
Wholly-owned	202	224	227	234	246
+ Consolidated JV (1)	4	4	4	4	4
Consolidated properties	206	228	231	238	250
% Occupied
Wholly-owned	88.1%	87.6%	87.6%	86.9%	88.0%
+ Consolidated JV (1)	89.2%	78.1%	60.0%	56.6%	60.0%
Consolidated properties	88.1%	87.4%	87.0%	86.2%	87.4%
% Leased
Wholly-owned	89.8%	89.2%	89.2%	88.7%	89.8%
+ Consolidated JV (1)	96.1%	95.0%	78.4%	67.3%	63.6%
Consolidated properties	89.9%	89.3%	88.9%	88.2%	89.2%
Square Feet of Office Properties (in thousands)
Wholly-owned	18,146	19,342	19,793	20,072	20,205
+ Consolidated JV Square Footage (1)	445	445	444	442	442
Consolidated Square Footage	18,591	19,787	20,237	20,514	20,647

(1) See page 34 for detail regarding consolidated JVs.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Assets
Properties, net
Operating properties	$3,053,643	$3,191,481	$3,274,565	$3,273,735	$3,325,609
Less: accumulated depreciation	(565,724)	(562,345)	(570,242)	(559,679)	(553,306)
Projects in development or held for future development, including associated land costs (1)	614,595	603,456	633,968	638,919	696,914
Total properties, net	3,102,514	3,232,592	3,338,291	3,352,975	3,469,217
Assets held for sale	137,815	144,392	81,352	116,616	72,767
Cash and cash equivalents	5,009	4,702	7,987	5,559	11,504
Restricted cash and marketable securities	20,926	22,632	21,711	36,232	39,232
Accounts receivable, net	15,877	10,992	11,231	26,032	20,991
Deferred rent receivable	83,156	85,595	89,337	86,856	87,148
Intangible assets on real estate acquisitions, net	81,059	76,426	83,940	89,120	97,954
Deferred leasing and financing costs, net	58,753	63,861	66,987	66,515	70,791
Prepaid expenses and other assets	92,547	73,883	96,532	87,619	95,788
Total assets	$3,597,656	$3,715,075	$3,797,368	$3,867,524	$3,965,392
Liabilities and equity
Liabilities:
Debt, net	$2,169,315	$2,191,851	$2,418,078	$2,426,303	$2,420,073
Accounts payable and accrued expenses	87,390	84,733	93,156	96,425	114,834
Rents received in advance and security deposits	26,773	27,124	27,647	29,548	28,241
Dividends and distributions payable	26,954	24,695	24,544	35,038	35,029
Deferred revenue associated with operating leases	13,102	13,938	15,258	15,554	15,621
Distributions received in excess of investment in unconsolidated real estate joint venture	6,420	6,282	6,178	6,071	5,953
Interest rate derivatives	6,543	4,400	2,673	30,863	30,629
Other liabilities	10,938	8,703	9,038	9,657	7,389
Total liabilities	2,347,435	2,361,726	2,596,572	2,649,459	2,657,769
Commitments and contingencies
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	333,833	388,833	216,333	216,333	216,333
Common shares	722	721	720	720	720
Additional paid-in capital	1,455,558	1,450,923	1,454,199	1,452,393	1,447,598
Cumulative distributions in excess of net income	(610,659)	(562,678)	(549,456)	(532,288)	(416,342)
Accumulated other comprehensive loss	(5,688)	(3,717)	(2,201)	(1,733)	(28,618)
Total COPT’s shareholders’ equity	1,173,766	1,274,082	1,119,595	1,135,425	1,219,691
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	48,973	52,152	53,883	55,281	60,583
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,682	18,315	18,518	18,559	18,549
Total noncontrolling interests in subsidiaries	76,455	79,267	81,201	82,640	87,932
Total equity	1,250,221	1,353,349	1,200,796	1,218,065	1,307,623
Total liabilities and equity	$3,597,656	$3,715,075	$3,797,368	$3,867,524	$3,965,392
(1) Please refer to pages 23-27 for detail.

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
NOI from real estate operations (1)
Real estate revenues	$121,264	$123,968	$125,304	$127,456	$125,129	$370,536	$368,376
Real estate property operating expenses	(45,016)	(45,159)	(48,387)	(50,195)	(47,994)	(138,562)	(142,819)
NOI from real estate operations (1)	76,248	78,809	76,917	77,261	77,135	231,974	225,557
General and administrative expenses	(5,061)	(7,742)	(7,017)	(6,592)	(6,154)	(19,820)	(19,251)
Business development expenses and land carry costs	(1,632)	(1,304)	(1,594)	(1,819)	(1,768)	(4,530)	(4,378)
NOI from construction contracts and other service operations	873	710	927	550	558	2,510	2,156
Impairment recoveries (losses) on non-operating properties	—	—	5,246	(39,193)	—	5,246	(41,316)
Equity in loss of unconsolidated entities	(246)	(187)	(89)	(108)	(159)	(522)	(223)
Depreciation and amortization on unconsolidated real estate entities	113	119	114	142	116	346	350
Interest and other income (loss)	1,095	840	1,217	1,921	(242)	3,152	3,682
Gain (loss) on early extinguishment of debt, continuing and discontinued operations	970	(171)	—	(3)	(1,995)	799	(2,020)
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—
Gain on sales of non-operating properties, net of income taxes	—	33	—	—	—	33	2,717
Total interest expense	(23,366)	(24,975)	(25,675)	(24,914)	(25,629)	(74,016)	(79,387)
Income tax (expense) benefit	(106)	(17)	(4,173)	4,636	457	(4,296)	6,043
FFO - per NAREIT (1)	48,888	46,115	45,873	(17,924)	42,319	140,876	93,930
Preferred share dividends	(6,546)	(4,167)	(4,025)	(4,026)	(4,025)	(14,738)	(12,076)
Issuance costs associated with redeemed preferred shares	(1,827)	—	—	—	—	(1,827)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Noncontrolling interests - other consolidated entities	(411)	(552)	24	—	(561)	(939)	(1,038)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(160)	132	(284)	(283)	(276)	(312)	(566)
Basic and diluted FFO allocable to restricted shares	(214)	(220)	(294)	(255)	(263)	(728)	(782)
Basic and diluted FFO available to common share and common unit holders (1)	39,565	41,143	41,129	(22,653)	37,029	121,837	78,973
Operating property acquisition costs	222	7	—	4	77	229	152
Gain on sales of non-operating properties, net of income taxes	—	(33)	—	—	—	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	—	—	(604)	35,047	—	(604)	36,718
Loss on interest rate derivatives	—	—	—	29,805	—	—	—
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(970)	171	—	3	1,995	(799)	2,020
Issuance costs associated with redeemed preferred shares	1,827	—	—	—	—	1,827	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$40,644	$41,288	$40,525	$42,206	$39,101	$122,457	$115,146

(1) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Net (loss) income	$(20,765)	$11,861	$6,977	$(87,215)	$7,470	$(1,927)	$(37,103)
Real estate-related depreciation and amortization	30,624	31,666	31,087	33,030	36,032	93,377	101,101
Impairment losses on previously depreciated operating properties (1)	55,829	2,354	11,833	39,481	—	70,016	31,031
Gain on sales of previously depreciated operating properties, net of income taxes	(16,913)	115	(4,138)	(3,362)	(1,299)	(20,936)	(1,449)
Depreciation and amortization on unconsolidated real estate entities	113	119	114	142	116	346	350
FFO - per NAREIT (2)	48,888	46,115	45,873	(17,924)	42,319	140,876	93,930
Operating property acquisition costs	222	7	—	4	77	229	152
Gain on sales of non-operating properties, net of income taxes	—	(33)	—	—	—	(33)	(2,717)
Impairment (recoveries) losses on non-operating properties, net of associated tax	—	—	(604)	35,047	—	(604)	36,718
Loss on interest rate derivatives	—	—	—	29,805	—	—	—
(Gain) loss on early extinguishment of debt, continuing and discontinued operations	(970)	171	—	3	1,995	(799)	2,020
Issuance costs associated with redeemed preferred shares	1,827	—	—	—	—	1,827	—
FFO - as adjusted for comparability (2)	$49,967	$46,260	$45,269	$46,935	$44,391	$141,496	$130,103

Weighted Average Shares for period ended:
Common Shares Outstanding	71,688	71,624	71,458	71,351	71,312	71,590	68,718
Dilutive effect of share-based compensation awards	73	25	44	29	52	48	147
Common Units	4,233	4,255	4,281	4,308	4,336	4,256	4,371
Denominator for FFO per share - diluted	75,994	75,904	75,783	75,688	75,700	75,894	73,236
Anti-dilutive EPS effect of share-based compensation awards	(73)	—	—	(29)	(52)	(48)	(147)
Weighted average common units	(4,233)	(4,255)	(4,281)	(4,308)	(4,336)	(4,256)	—
Denominator for diluted EPS	71,688	71,649	71,502	71,351	71,312	71,590	73,089

(1) Please see reconciliations on pages 36 and 37.
(2) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Revenues
Rental revenue	$92,783	$90,450	$89,856	$89,110	$87,692	$273,089	$258,896
Tenant recoveries and other real estate operations revenue	22,078	20,718	20,802	22,373	20,286	63,598	58,117
Construction contract and other service revenues	15,283	16,995	21,534	16,491	18,729	53,812	67,854
Total revenues	130,144	128,163	132,192	127,974	126,707	390,499	384,867
Expenses
Property operating expenses	42,799	40,487	43,053	43,826	41,669	126,339	123,135
Depreciation and amortization associated with real estate operations	28,698	28,388	27,834	28,906	31,269	84,920	84,205
Construction contract and other service expenses	14,410	16,285	20,607	15,941	18,171	51,302	65,698
Impairment losses (recoveries)	46,096	—	(4,836)	40,495	—	41,260	42,983
General and administrative expenses	5,061	7,742	7,017	6,592	6,154	19,820	19,251
Business development expenses and land carry costs	1,632	1,298	1,576	1,800	1,751	4,506	4,322
Total operating expenses	138,696	94,200	95,251	137,560	99,014	328,147	339,594
Operating (loss) income	(8,552)	33,963	36,941	(9,586)	27,693	62,352	45,273
Interest expense	(23,239)	(24,239)	(24,431)	(23,361)	(24,176)	(71,909)	(74,861)
Interest and other income (loss)	1,095	840	1,217	1,921	(242)	3,152	3,682
Loss on interest rate derivatives	—	—	—	(29,805)	—	—	—
Loss on early extinguishment of debt	(768)	(169)	—	(3)	(1,611)	(937)	(1,636)
(Loss) income from continuing operations before equity in loss of unconsolidated entities and income taxes	(31,464)	10,395	13,727	(60,834)	1,664	(7,342)	(27,542)
Equity in loss of unconsolidated entities	(246)	(187)	(89)	(108)	(159)	(522)	(223)
Income tax (expense) benefit	(106)	(17)	(4,173)	4,636	457	(4,296)	6,043
(Loss) income from continuing operations	(31,816)	10,191	9,465	(56,306)	1,962	(12,160)	(21,722)
Discontinued operations	11,051	1,649	(2,488)	(30,913)	5,508	10,212	(18,109)
(Loss) income before gain on sales of real estate	(20,765)	11,840	6,977	(87,219)	7,470	(1,948)	(39,831)
Gain on sales of real estate, net of income taxes	—	21	—	4	—	21	2,728
Net (loss) income	(20,765)	11,861	6,977	(87,215)	7,470	(1,927)	(37,103)
Net loss (income) attributable to noncontrolling interests
Common units in the Operating Partnership	1,569	(390)	(159)	5,153	(178)	1,020	3,188
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(411)	(552)	24	—	(561)	(939)	(1,038)
Net (loss) income attributable to COPT	(19,772)	10,754	6,677	(82,227)	6,566	(2,341)	(35,448)
Preferred share dividends	(6,546)	(4,167)	(4,025)	(4,026)	(4,025)	(14,738)	(12,076)
Issuance costs associated with redeemed preferred shares	(1,827)	—	—	—	—	(1,827)	—
Net (loss) income attributable to COPT common shareholders	$(28,145)	$6,587	$2,652	$(86,253)	$2,541	$(18,906)	$(47,524)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(28,145)	$6,587	$2,652	$(86,253)	$2,541	$(18,906)	$(47,524)
Dilutive effect of common units in the Operating Partnership	—	—	—	—	—	—	(3,188)
Amount allocable to restricted shares	(111)	(105)	(141)	(256)	(262)	(357)	(781)
Numerator for diluted EPS	$(28,256)	$6,482	$2,511	$(86,509)	$2,279	$(19,263)	$(51,493)
Denominator:
Weighted average common shares - basic	71,688	71,624	71,458	71,351	71,312	71,590	68,718
Dilutive effect of common units in the Operating Partnership	—	—	—	—	—	—	4,371
Dilutive effect of share-based compensation awards	—	25	44	—	—	—	—
Weighted average common shares - diluted	71,688	71,649	71,502	71,351	71,312	71,590	73,089
Diluted EPS	$(0.39)	$0.09	$0.04	$(1.21)	$0.03	$(0.27)	$(0.70)

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$40,644	$41,288	$40,525	$42,206	$39,101	$122,457	$115,146
Straight line rent adjustments (1)	(2,595)	(1,857)	(2,179)	(2,144)	(2)	(6,631)	(6,525)
Amortization of acquisition intangibles included in NOI	251	218	190	249	212	659	600
Share-based compensation, net of amounts capitalized	1,703	3,157	3,402	3,764	2,759	8,262	8,156
Amortization of deferred financing costs	1,527	1,597	1,572	1,506	1,629	4,696	5,090
Amortization of net debt discounts, net of amounts capitalized	683	682	663	634	1,184	2,028	4,046
Amortization of settled debt hedges	15	15	16	15	16	46	47
Recurring capital expenditures on properties not sold or in disposition plans	(8,518)	(6,074)	(1,875)	(12,550)	(8,710)	(16,467)	(26,960)
Diluted AFFO, excluding recurring capital expenditures on properties in disposition plans	33,710	39,026	42,314	33,680	36,189	115,050	99,600
Recurring capital expenditures on properties sold or in disposition plans	651	(2,433)	(1,548)	(8,834)	(2,889)	(3,330)	(13,896)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$34,361	$36,593	$40,766	$24,846	$33,300	$111,720	$85,704
Recurring capital expenditures on properties not sold or in disposition plans
Tenant improvements and incentives on operating properties	$7,774	$2,663	$666	$10,036	$5,533	$11,103	$20,720
Building improvements on operating properties	4,646	1,296	871	4,519	2,239	6,813	5,321
Leasing costs for operating properties	947	2,863	1,299	1,448	3,933	5,109	9,026
Less: Nonrecurring tenant improvements and incentives on operating properties	(3,852)	(97)	(561)	(1,371)	(1,816)	(4,510)	(4,893)
Less: Nonrecurring building improvements on operating properties	(940)	(572)	(407)	(2,106)	(1,069)	(1,919)	(2,188)
Less: Nonrecurring leasing costs for operating properties	(130)	(79)	—	(5)	(130)	(209)	(1,093)
Add: Recurring capital expenditures on operating properties held through joint ventures	73	—	7	29	20	80	67
Recurring capital expenditures on properties not sold or in disposition plans	$8,518	$6,074	$1,875	$12,550	$8,710	$16,467	$26,960
Recurring capital expenditures on properties sold or in disposition plans
Tenant improvements and incentives on operating properties	$(737)	$1,827	$930	$7,648	$1,549	$2,020	$10,748
Building improvements on operating properties	191	459	823	2,256	3,141	1,473	4,475
Leasing costs for operating properties	7	392	142	145	290	541	1,321
Less: Nonrecurring tenant improvements and incentives on operating properties	—	(7)	(158)	(244)	(10)	(165)	(256)
Less: Nonrecurring building improvements on operating properties	(112)	(229)	(189)	(1,162)	(1,977)	(530)	(2,288)
Less: Nonrecurring leasing costs for operating properties	—	(9)	—	191	(104)	(9)	(104)
Recurring capital expenditures on properties sold or in disposition plans	$(651)	$2,433	$1,548	$8,834	$2,889	$3,330	$13,896

(1) Includes COPT's pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - September 30, 2012 (2)

	Operational Properties (1)				Construction/Redevelopment Properties (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet (1)	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (1)	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	26	3,113,346	97.5%	99.4%	3	372,520	—	372,520
Columbia Gateway	28	2,221,756	85.9%	89.6%	—	—	—	—
Airport Square/bwtech	26	1,940,891	80.9%	82.3%	—	—	—	—
Commons/Parkway	10	432,104	69.4%	69.4%	—	—	—	—
Other	7	762,572	95.3%	99.4%	2	115,207	—	115,207
Subtotal	97	8,470,669	89.0%	91.0%	5	487,727	—	487,727
Northern Virginia:
Westfields Corporate Center	9	1,434,692	88.2%	91.0%	—	—	—	—
Patriot Ridge	1	81,675	100.0%	100.0%	1	157,597	81,675	239,272
Herndon, Tysons Corner and Merrifield	9	1,701,822	87.1%	88.8%	—	—	—	—
Subtotal	19	3,218,189	87.9%	90.1%	1	157,597	81,675	239,272
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	—	—	—	—
Other	2	122,975	73.6%	73.6%	—	—	—	—
Subtotal	8	915,429	96.5%	96.5%	—	—	—	—
Huntsville (3)	1	138,466	100.0%	100.0%	4	424,749	—	424,749
Washington, DC- Capital Riverfront (Maritime)	2	360,326	89.0%	89.0%	—	—	—	—
St. Mary’s & King George Counties	19	903,591	85.4%	86.2%	—	—	—	—
Greater Baltimore:								—
White Marsh and Rt 83 Corridor	28	1,287,005	82.5%	82.8%	—	—	—	—
Canton Crossing-Baltimore City	1	481,016	94.3%	94.3%	—	—	—	—
North Gate Business Park	2	156,765	68.8%	68.8%	1	128,119	—	128,119
Subtotal	31	1,924,786	84.3%	84.5%	1	128,119	—	128,119
Suburban Maryland	3	297,936	94.1%	94.1%	—	—	—	—
Colorado Springs	21	1,577,508	76.5%	81.8%	—	—	—	—
Greater Philadelphia, Pennsylvania	3	488,611	100.0%	100.0%	2	243,155	53,605	296,760
Other (3)	2	295,842	100.0%	100.0%	—	—	—	—
Total	206	18,591,353	88.1%	89.9%	13	1,441,347	135,280	1,576,627

(1) Includes square feet in operations for partially operational properties.
(2) This schedule includes properties designated as under construction or redevelopment as of 9/30/12 as well as three properties designated as under construction subsequent to 9/30/12. Please refer to pages 24 and 25.
(3) For purposes of this summary, Huntsville is reported as a separate region. Other presentations within this package include Huntsville in our “Other” region.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 9/30/12
	# of Operating Properties	Operational Square Feet			Annualized Rental Revenue	Percentage of Total Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/12	9/30/12
Same Office Properties (2)
Stabilized properties	161	14,835	89.9%	91.2%	$382,903	84.3%	$63,384	$188,935
Unstabilized properties (3)	2	328	60.9%	70.2%	6,017	1.3%	775	1,238
Total Same Office Properties	163	15,163	89.3%	90.8%	388,920	85.6%	64,159	190,173
Office Properties Placed in Service (4)
Stabilized properties	4	393	100.0%	100.0%	12,736	2.8%	2,053	6,174
Unstabilized properties (3)	3	315	64.9%	79.6%	6,035	1.3%	864	1,857
Acquired Office Properties (5)	2	340	100.0%	100.0%	9,456	2.1%	1,892	3,551
Other	N/A	N/A	N/A	N/A	N/A	N/A	305	872
Subtotal	172	16,211	89.3%	91.2%	417,147	91.8%	69,273	202,627
Strategic Reallocation Plan Properties (6)	31	1,891	74.5%	78.4%	27,677	6.1%	4,491	13,630
Greater Philadelphia	3	489	100.0%	100.0%	9,340	2.1%	1,805	5,088
Disposed Office Properties (7)	N/A	N/A	N/A	N/A	N/A	N/A	679	10,629
Total Portfolio	206	18,591	88.1%	89.9%	$454,164	100.0%	$76,248	$231,974

Strategic Tenant Properties	94	9,976	92.0%	93.5%	$279,931	61.6%	$46,829	$139,447

(1) Percentages calculated based on operational square feet.
(2) Properties owned and 100% operational since 1/1/11.
(3) Properties with first generation operational space less than 90% occupied at 9/30/12.
(4) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.
(5) Acquired properties that were not owned and fully operational by 1/1/11.
(6) The carrying value of operating property assets in the Strategic Reallocation Plan totaled $200,649 at 9/30/12.
(7) See page 21.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - September 30, 2012

Property Grouping	Operational Square Feet	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	180,854	46.0%	46.0%
7740 Milestone Parkway	146,666	79.2%	100.0%
Total Unstabilized Same Office Properties	327,520	60.9%	70.2%
Office Properties Placed in Service (3)
316 Sentinel Way	125,149	63.1%	100.0%
430 National Business Parkway	110,136	86.1%	86.1%
210 Research Boulevard	79,573	38.6%	38.6%
Total Unstabilized Office Properties Placed in Service	314,858	64.9%	79.6%
Total Unstabilized Office Properties, Excluding Properties in Strategic Reallocation Plan	642,378	62.9%	74.8%
Unstabilized Strategic Reallocation Plan Office Properties (3 Properties)	309,575	32.1%	53.3%
Total Unstabilized Office Properties	951,953	52.9%	67.8%

(1) Properties with first generation operational space less than 90% occupied at 9/30/12.
(2) Properties owned and 100% operational since 1/1/11.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/11.

Corporate Office Properties Trust
Real Estate Revenues* by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Office Properties:
Baltimore/Washington Corridor	$55,799	$55,677	$56,250	$57,195	$54,744	167,726	160,856
Northern Virginia	20,363	19,051	18,560	18,855	18,640	57,974	55,359
San Antonio	8,125	7,830	7,608	7,613	7,701	23,563	22,453
Washington, DC - Capitol Riverfront	4,389	4,232	3,894	4,529	4,507	12,515	13,349
St. Mary’s and King George Counties	4,085	4,139	4,212	3,760	3,508	12,436	10,606
Greater Baltimore	11,918	14,664	15,372	17,017	18,193	41,954	53,651
Suburban Maryland	2,371	4,560	5,749	5,400	5,648	12,680	16,582
Colorado Springs	6,278	6,149	6,453	5,991	6,037	18,880	17,869
Greater Philadelphia	2,541	2,458	2,172	2,143	1,701	7,171	5,315
Other	3,589	3,770	3,618	3,668	3,167	10,977	8,567
Wholesale Data Center	1,806	1,438	1,416	1,285	1,283	4,660	3,769
Real estate revenues	$121,264	$123,968	$125,304	$127,456	$125,129	$370,536	$368,376
NOI from Real Estate Operations* by Segment (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Office Properties:
Baltimore/Washington Corridor	$36,730	$36,612	$36,099	$35,192	$35,116	109,441	102,187
Northern Virginia	13,050	11,875	11,160	11,715	11,362	36,085	33,215
San Antonio	3,788	3,807	3,791	3,816	3,877	11,386	11,678
Washington, DC - Capitol Riverfront	2,430	2,516	1,984	2,733	2,699	6,930	8,257
St. Mary’s and King George Counties	2,793	3,000	2,954	2,578	2,365	8,747	7,488
Greater Baltimore	7,256	8,859	9,482	9,936	10,640	25,597	30,413
Suburban Maryland	1,313	2,678	3,228	2,902	3,673	7,219	9,768
Colorado Springs	3,750	3,955	4,068	3,383	3,572	11,773	11,081
Greater Philadelphia	1,805	1,726	1,557	1,655	1,284	5,088	4,135
Other	2,873	3,518	2,385	2,964	2,318	8,776	6,158
Wholesale Data Center	460	263	209	387	229	932	1,177
NOI from real estate operations	$76,248	$78,809	$76,917	$77,261	$77,135	$231,974	$225,557

*Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Baltimore Washington Corridor	87	7,814,550	90.0%	90.4%	89.6%	90.2%	90.2%	90.0%	89.7%
Northern Virginia	16	2,783,180	87.0%	87.4%	86.8%	88.0%	90.2%	87.1%	89.5%
San Antonio	8	915,429	96.5%	96.5%	97.6%	100.0%	100.0%	96.9%	100.0%
Washington, DC - Capitol Riverfront	2	360,326	89.0%	89.0%	88.3%	95.5%	98.0%	88.7%	97.0%
St. Mary’s and King George Counties	12	585,756	90.9%	94.1%	94.9%	95.6%	96.9%	93.3%	97.4%
Greater Baltimore	29	1,768,021	87.4%	87.5%	86.8%	85.6%	85.5%	87.2%	85.1%
Suburban Maryland	2	242,070	94.1%	92.5%	90.0%	90.0%	89.2%	92.2%	88.2%
Colorado Springs	5	398,044	74.9%	74.5%	74.7%	79.0%	84.6%	74.7%	85.8%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Office	163	15,163,218	89.4%	89.8%	89.2%	90.1%	90.7%	89.5%	90.3%
Total Same Office Properties occupancy as of period end			89.3%	89.6%	89.3%	89.5%	90.9%	89.3%	90.9%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Office Properties:
Baltimore/Washington Corridor	$52,029	$51,110	$51,560	$52,622	$50,722	154,698	149,311
Northern Virginia	18,588	18,440	17,996	18,471	18,246	55,024	54,211
San Antonio	8,125	7,830	7,614	7,610	7,698	23,569	22,450
Washington, DC - Capitol Riverfront	4,389	4,232	3,894	4,529	4,507	12,515	13,349
St. Mary’s and King George Counties	2,877	2,917	2,995	2,867	2,935	8,789	8,899
Greater Baltimore	10,016	9,735	10,083	9,941	9,599	29,834	28,670
Suburban Maryland	2,105	2,069	2,051	1,994	2,207	6,225	6,390
Colorado Springs	1,537	1,524	1,627	1,469	1,507	4,687	4,442
Other	2,422	2,434	2,402	2,448	2,377	7,261	6,965
Real estate revenues	$102,088	$100,291	$100,222	$101,951	$99,798	$302,602	$294,687

Same Office Property NOI by Region
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Office Properties:
Baltimore/Washington Corridor	$34,082	$33,529	$32,944	$31,951	$32,510	100,554	94,796
Northern Virginia	11,587	11,409	10,729	11,458	11,129	33,725	32,528
San Antonio	3,787	3,805	3,847	3,885	3,879	11,439	11,680
Washington, DC - Capitol Riverfront	2,430	2,516	1,984	2,733	2,699	6,930	8,257
St. Mary’s and King George Counties	1,926	2,147	2,107	2,016	2,051	6,179	6,478
Greater Baltimore	6,105	5,929	6,350	6,103	5,682	18,385	16,987
Suburban Maryland	1,304	1,350	1,276	1,218	1,819	3,930	4,495
Colorado Springs	773	875	881	732	741	2,529	2,331
Other	2,165	2,175	2,161	2,234	2,093	6,502	6,224
Same office property NOI	64,159	63,735	62,279	62,330	62,603	190,173	183,776
Add (less): Straight-line rent adjustments	(1,407)	(939)	(1,876)	(616)	1,135	(4,222)	(4,474)
Less: Amortization of deferred market rental revenue	(80)	(97)	(99)	(83)	(73)	(276)	(205)
Add: Amortization of above-market cost arrangements	371	371	353	434	434	1,095	1,302
Same office property cash NOI	63,043	63,070	60,657	62,065	64,099	186,770	180,399
Less: Lease termination fees, gross	(413)	(164)	(534)	(48)	(130)	(1,111)	(443)
Same office property cash NOI, excluding gross lease termination fees	$62,630	$62,906	$60,123	$62,017	$63,969	$185,659	$179,956

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Corporate Office Properties Trust
Office Leasing (1)
Quarter Ended September 30, 2012

	Baltimore/ Washington Corridor	Northern Virginia	St. Mary’s & King George Counties	Greater Baltimore	Colorado Springs	Total Office
First Generation Space Leasing
Construction and Redevelopment Space
Leased Square Feet	161,810	7,838.0	—	—	59,448	229,096
Average Committed Cost Per Square Foot	$76.56	$71.54	$—	$—	$46.84	$68.67
Weighted Average Lease Term in years	8.6	7.7	—	—	7.1	8.2
Other First Generation Space
Leased Square Feet	14,294	5,199	—	4,398	5,815	29,706
Average Committed Cost Per Square Foot	$52.25	$43.17	$—	$31.01	$16.19	$40.46
Weighted Average Lease Term in years	10.1	7.0	—	7.2	5.1	8.2
Total First Generation Space Leased	176,104	13,037	—	4,398	65,263	258,802
Second Generation Space Leasing
Renewed Space
Renewal Square Feet Leased	97,474	—	28,412	9,184	80,393	215,463
Expiring Square Feet	178,925	65,728	46,293	59,120	95,909	445,975
Vacated Square Feet	81,451	65,728	17,881	49,936	15,516	230,512
Retention Rate (% based upon square feet)	54.5%	0.0%	61.4%	15.5%	83.8%	48.3%
Renewed Space Data:
Average Committed Cost per Square Foot	$9.49	$—	$0.10	$—	$11.65	$8.65
Weighted Average Lease Term in years	4.9	—	1.4	4.4	5.7	4.7
Change in Total Rent - GAAP	10.8%	0.0%	1.9%	(11.1)%	12.4%	9.4%
Change in Total Rent - Cash	1.7%	0.0%	0.3%	(15.6)%	(8.4)%	(1.9)%
Retenanted Space
Leased Square Feet	48,409	73,492	7,714	—	8,930	138,545
Retenanted Space Data:
Average Committed Cost per Square Foot	$17.73	$37.82	$29.51	$—	$30.00	$29.83
Weighted Average Lease Term in years	6.3	6.0	7.0	—	5.6	6.2
Change in Total Rent - GAAP	0.9%	(17.3)%	12.8%	0.0%	36.1%	(8.2)%
Change in Total Rent - Cash	(8.4)%	(23.2)%	(2.4)%	0.0%	(13.0)%	(16.9)%
Total Second Generation Space Leased	145,883	73,492	36,126	9,184	89,323	354,008
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$12.23	$37.82	$6.38	$—	$13.48	$16.94
Weighted Average Lease Term in Years	5.4	6.0	2.6	4.4	5.7	5.3
Change in Total Rent - GAAP	7.7%	(17.3)%	4.0%	(11.1)%	13.9%	2.0%
Change in Total Rent - Cash	(1.5)%	(23.2)%	(0.2)%	(15.6)%	(8.8)%	(8.3)%
Total Square Feet Leased	321,987	86,529	36,126	13,582	154,586	612,810
(1) This presentation reflects consolidated properties.
Notes:  No expiration, renewal or retenanting activity transpired in our San Antonio, Washington DC-Capital Riverfront, Suburban Maryland, Greater Philadelphia and Other regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Leasing (1)
Nine Months Ended September 30, 2012

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Suburban Maryland	Colorado Springs	Greater Philadelphia	Total Office
First Generation Space Leasing
Construction and Redevelopment Space
Leased Square Feet	293,678	7,838.0	—	—	—	3,174	2,710	89,866	11,371	408,637
Average Committed Cost Per Square Foot	$68.54	$71.54	$—	$—	$—	$30.17	$55.16	$47.75	$59.58	$63.39
Weighted Average Lease Term in years	8.4	7.7	—	—	—	5.1	8.6	4.7	6.3	7.5
Other First Generation Space
Leased Square Feet	103,291	59,131	—	—	—	22,509	9,155	11,124	—	205,210
Average Committed Cost Per Square Foot	$31.19	$49.87	$—	$—	$—	$28.42	$40.67	$15.62	$—	$35.85
Weighted Average Lease Term in years	6.6	7.5	—	—	—	5.9	5.2	4.8	—	6.6
Total First Generation Space Leased	396,969	66,969	—	—	—	25,683	11,865	100,990	11,371	613,847
Second Generation Space Leasing
Renewed Space
Renewal Square Feet Leased	386,900	38,584	45,935	21,734	192,069	134,406	15,756	100,445	—	935,829
Expiring Square Feet	748,767	129,702	78,359	21,734	230,003	242,780	15,756	149,769	—	1,616,870
Vacated Square Feet	361,867	91,118	32,424	—	37,934	108,374	—	49,324	—	681,041
Retention Rate (% based upon square feet)	51.7%	29.8%	58.6%	100.0%	83.5%	55.4%	100.0%	67.1%	0.0%	57.9%
Renewed Space Data:
Average Committed Cost per Square Foot	$8.52	$8.70	$15.70	$10.94	$4.35	$5.13	$2.41	$12.53	$—	$7.92
Weighted Average Lease Term in years	4.0	4.3	5.3	4.9	2.6	4.3	6.5	5.4	—	4.1
Change in Total Rent - GAAP	2.9%	(4.8)%	9.3%	(11.6)%	3.1%	(5.3)%	1.6%	9.5%	0.0%	1.5%
Change in Total Rent - Cash	(4.6)%	(12.7)%	3.8%	(19.0)%	(1.1)%	(14.6)%	(5.9)%	(7.9)%	0.0%	(6.5)%
Retenanted Space
Leased Square Feet	168,477	87,175	—	—	14,370	34,431	26,786	32,554	—	363,793
Retenanted Space Data:
Average Committed Cost per Square Foot	$17.33	$37.22	$—	$—	$17.49	$5.86	$7.50	$25.75	$—	$21.05
Weighted Average Lease Term in years	4.9	6.0	—	—	5.3	3.4	5.3	5.4	—	5.1
Change in Total Rent - GAAP	(0.2)%	(15.1)%	0.0%	0.0%	4.9%	(16.2)%	(24.0)%	(9.1)%	0.0%	(7.8)%
Change in Total Rent - Cash	(10.3)%	(21.0)%	0.0%	0.0%	1.0%	(26.4)%	(41.8)%	(20.5)%	0.0%	(17.1)%
Total Second Generation Space Leased	555,377	125,759	45,935	21,734	206,439	168,837	42,542	132,999	—	1,299,622
Total Second Generation Space Data:
Average Committed Cost per Square Foot	$11.19	$28.47	$15.70	$10.94	$5.27	$5.28	$5.62	$15.76	$—	$11.60
Weighted Average Lease Term in Years	4.3	5.5	5.3	4.9	2.8	4.1	5.8	5.4	—	4.3
Change in Total Rent - GAAP	2.0%	(11.9)%	9.3%	(11.6)%	3.2%	(7.5)%	(15.5)%	5.0%	0.0%	(1.2)%
Change in Total Rent - Cash	(6.2)%	(18.5)%	3.8%	(19.0)%	(0.9)%	(17.1)%	(30.7)%	(11.0)%	0.0%	(9.5)%
Total Square Feet Leased	952,346	192,728	45,935	21,734	206,439	194,520	54,407	233,989	11,371	1,913,469

(1) This presentation reflects consolidated properties.
Notes:  No expiration, renewal or retenanting activity transpired in our Other region.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Retention rate includes early renewals.

Corporate Office Properties Trust
Office Lease Expiration Analysis as of 9/30/12 (1)

	Total Office Portfolio					Strategic Tenant Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic TenantProperties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	19	365,413	$10,348	2.3%	$28.32	3	290,523	$8,599	3.1%	$29.60
Northern Virginia	9	253,083	7,046	1.6%	27.84	2	235,595	6,483	2.3%	27.52
Washington, DC-Capitol Riverfront	2	7,779	350	0.1%	44.97	2	7,779	350	0.1%	44.97
St. Mary’s and King George Cos.	5	124,522	2,019	0.4%	16.22	5	124,522	2,019	0.7%	16.22
Greater Baltimore	9	33,070	576	0.1%	17.41	—	—	—	0.0%	—
Colorado Springs	5	23,774	384	0.1%	16.17	—	—	—	0.0%	—
Other	0	23,299	617	0.1%	26.49	—	—	—	0.0%	—
2012	49	830,940	21,340	4.7%	25.68	12	658,419	17,451	6.2%	26.50
Baltimore/Washington Corridor	50	1,340,381	41,557	9.0%	31.00	18	942,295	32,048	11.4%	34.01
Northern Virginia	13	136,504	3,614	1.0%	26.48	5	41,036	1,246	0.4%	30.35
Washington, DC-Capitol Riverfront	4	111,822	4,771	1.0%	42.67	4	111,822	4,771	1.7%	42.67
St. Mary’s and King George Cos.	13	156,724	3,169	1.0%	20.22	13	156,724	3,169	1.1%	20.22
Greater Baltimore	12	61,161	1,357	—%	22.19	—	—	—	0.0%	—
Suburban Maryland	2	47,484	1,412	—%	29.75	—	—	—	0.0%	—
Colorado Springs	11	139,179	2,967	1.0%	21.32	1	1,268	2	0.0%	1.89
2013	105	1,993,255	58,847	13.0%	29.52	41	1,253,145	41,236	14.7%	32.91
Baltimore/Washington Corridor	39	767,005	22,670	5.0%	29.56	14	566,139	17,041	6.1%	30.10
Northern Virginia	10	474,721	14,967	3.3%	31.53	6	258,433	8,168	2.9%	31.61
Washington, DC-Capitol Riverfront	6	70,200	3,209	0.7%	45.71	6	70,200	3,209	1.1%	45.71
St. Mary’s and King George Cos.	12	84,068	1,689	0.4%	20.09	12	84,068	1,689	0.6%	20.09
Greater Baltimore	20	115,516	2,055	0.5%	17.79	—	—	—	0.0%	—
Suburban Maryland	2	19,261	668	0.1%	34.69	—	—	—	0.0%	—
Colorado Springs	10	167,375	3,405	0.7%	20.35	1	22,814	539	0.2%	23.61
Other	1	115,167	3,050	0.7%	26.49	—	—	—	0.0%	—
2014	100	1,813,313	51,713	11.4%	28.52	39	1,001,654	30,646	10.9%	30.60
2015	110	2,736,784	72,603	16.0%	26.53	52	1,795,635	52,825	18.9%	29.42
2016	76	1,572,429	42,140	9.3%	26.80	26	824,210	22,940	8.3%	27.83
Thereafter	243	7,432,539	207,521	45.6%	27.92	83	3,641,852	114,833	41.0%	31.53
Total / Average	683	16,379,260	$454,164	100.0%	$27.73	253	9,174,915	$279,931	100.0%	$30.51
Note:  As of September 30, 2012, the weighted average lease term is 4.6 years for the consolidated portfolio and 4.5 for the Strategic Tenant Properties.

(1)
This presentation reflects consolidated properties.  This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of September 30, 2012 of 340,647 for the portfolio, including 148,867 for the Strategic Tenant Properties.

(2)
Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2012 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/12
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States of America	(3)	62	3,316,416	20.2%	$109,350	24.1%	5.1
Northrop Grumman Corporation		12	1,076,634	6.6%	28,873	6.4%	6.7
Booz Allen Hamilton, Inc.		8	778,834	4.8%	24,994	5.5%	3.6
Computer Sciences Corporation		7	735,391	4.5%	22,786	5.0%	1.4
General Dynamics Corporation		10	536,105	3.3%	16,619	3.7%	4.8
The MITRE Corporation		4	286,553	1.7%	8,682	1.9%	4.3
The Aerospace Corporation		3	254,869	1.6%	7,993	1.8%	2.4
ITT Corporation		7	317,612	1.9%	7,992	1.8%	3.4
Wells Fargo & Company		4	202,674	1.2%	7,814	1.7%	5.9
CareFirst, Inc.		2	222,343	1.4%	7,194	1.6%	9.1
Kratos Defense and Security Solutions		5	251,792	1.5%	7,016	1.5%	7.4
L-3 Communications Holdings, Inc.		3	214,236	1.3%	6,331	1.4%	2.1
The Boeing Company		6	199,785	1.2%	6,293	1.4%	3.1
AT&T Corporation		4	315,353	1.9%	5,717	1.3%	6.6
Raytheon Company		7	162,919	1.0%	5,032	1.1%	2.7
Ciena Corporation		4	236,678	1.4%	4,748	1.0%	1.1
Science Applications International Corp.		4	133,408	0.8%	4,409	1.0%	6.9
The Johns Hopkins Institutions		5	141,122	0.9%	3,758	0.8%	4.1
Unisys Corporation		1	156,891	1.0%	3,697	0.8%	7.7
TASC Inc.		2	103,303	0.6%	3,362	0.7%	1.4
Subtotal Top 20 Office Tenants		160	9,642,918	58.9%	292,660	64.4%	4.7
All remaining tenants		523	6,736,342	41.1%	161,504	35.6%	4.4
Total/Weighted Average		683	16,379,260	100.0%	$454,164	100.0%	4.6

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2012, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Operating Properties
January 2012 White Marsh Portfolio Disposition	Greater Baltimore	White Marsh Portfolio	5	163,000	1/30/12	82.3%	$19,100
1101 Sentry Gateway	San Antonio	San Antonio	1	95,000	1/31/12	0.0%	13,500
222 and 224 Schilling Circle	Greater Baltimore	Hunt Valley	2	56,000	2/10/12	72.3%	4,400
Total Operating Properties			8	314,000			37,000
Non Operating Properties			N/A	N/A	Various	N/A	25,695
Subtotal - Quarter Ended 3/31/12			8	314,000			62,695

Operating Properties
15 and 45 West Gude Drive	Suburban Maryland	Rockville	2	231,000	5/2/12	89.4%	53,070
11800 Tech Road	Suburban Maryland	Montgomery	1	240,000	6/14/12	82.5%	21,300
Total Operating Properties			3	471,000			74,370
Non Operating Properties			N/A	N/A	5/2/12	N/A	1,100
Subtotal - Quarter Ended 6/30/12			3	471,000			75,470

Operating Properties
400 Professional Drive (1)	Suburban Maryland	Gaithersburg	1	130,000	7/2/12	66.7%	16,198
July 2012 Portfolio Disposition	B/W Corridor and Greater Baltimore	Various	23	1,387,000	7/24/12	85.4%	161,901
Total Operating Properties			24	1,517,000			178,099
Non Operating Properties			N/A	N/A	7/24/12	N/A	1,289
Subtotal - Quarter Ended 9/30/12			24	1,517,000			179,388

Total			35	2,302,000			$317,553

(1) The mortgage lender accepted a deed in lieu of foreclosure on the property, resulting in our transfer of title to the property in exchange for extinguishment of debt plus accrued interest. The transaction price represents the amount of debt and accrued interest extinguished.

Corporate Office Properties Trust
Acquisition

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

13857 McLearen Road	Northern Virginia	Route 28 South	1	202,000	7/11/2012	100.0%	$48,308

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 9/30/12
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center (3)	Land and Pre-Construction (4)	Total
	Rentable Square Feet
Baltimore/Washington Corridor	487,727	—	N/A	3,968,000	4,455,727
Northern Virginia	239,272	—	N/A	1,764,000	2,003,272
San Antonio	—	—	N/A	1,157,600	1,157,600
Huntsville, Alabama	424,749	—	N/A	4,173,000	4,597,749
St. Mary’s and King George Counties	—	—	N/A	109,000	109,000
Greater Baltimore	128,119	—	N/A	2,692,000	2,820,119
Suburban Maryland	—	—	N/A	1,510,000	1,510,000
Colorado Springs	—	—	N/A	2,570,000	2,570,000
Greater Philadelphia	—	296,760	N/A	604,000	900,760
Other	—	—	N/A	967,000	967,000
Total	1,279,867	296,760	N/A	19,514,600	21,091,227
	Costs to date by region
Baltimore/Washington Corridor	$63,422	$—	$—	$93,010	$156,432
Northern Virginia	57,428	—	—	66,692	124,120
San Antonio	—	—	—	23,452	23,452
Huntsville, Alabama	22,513	—	—	13,511	36,024
St. Mary’s and King George Counties	—	—	—	2,685	2,685
Greater Baltimore	19,051	—	—	96,395	115,446
Suburban Maryland	—	—	—	12,524	12,524
Colorado Springs	—	—	—	24,905	24,905
Greater Philadelphia	—	31,131	—	20,593	51,724
Wholesale Data Center	—	—	205,152	—	205,152
Other	—	—	—	6,527	6,527
Total	$162,414	$31,131	$205,152	$360,294	$758,991
	Costs to date by balance sheet line item
Operating properties	$12,214	$8,665	$103,034	$17,005	$140,918
Projects in development or held for future development, including associated land costs	148,583	21,652	101,563	342,797	614,595
Assets held for sale	—	—	—	466	466
Deferred leasing costs	1,617	814	555	26	3,012
Total	$162,414	$31,131	$205,152	$360,294	$758,991
(1) Represents construction projects as listed on page 24, which includes three properties designated as under construction subsequent to 9/30/12.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our wholesale data center as listed on page 26.
(4) Represents our land held for future development and pre-construction as listed on page 27, which excludes three properties designated as under construction subsequent to 9/30/12.

Corporate Office Properties Trust
Summary of Construction Projects as of 10/17/12 (1)
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/12 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				10/17/2012
Government Demand Drivers
7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	89,268	100%	$22,996	$15,551	$—	1Q 12	1Q 13
7175 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	25,939	100%	9,013	2,846	—	1Q 13	3Q 13
312 Sentinel Way Annapolis Junction, Maryland	(1)	Howard Co. Perimeter	125,044	0%	36,700	12,580	3,969	4Q 13	4Q 14
Subtotal Government			240,251	48%	$68,709	$30,977	$3,969
% of Total Demand Drivers			19%

Defense IT Demand Drivers
410 National Business Parkway Jessup, Maryland		BWI Airport	110,154	48%	$25,310	$18,482	$—	4Q 11	4Q 12
420 National Business Parkway Jessup, Maryland		BWI Airport	137,322	0%	35,482	13,963	—	2Q 13	2Q 14
7770 Backlick Road (Patriot Ridge) Springfield, Virginia	(4)	Springfield	239,272	46%	74,000	57,428	12,979	4Q 12	4Q 13
206 Research Boulevard Aberdeen, Maryland		Harford County	128,119	0%	26,442	19,051	—	3Q 11	3Q 12
1000 Redstone Gateway Huntsville, Alabama		Huntsville	121,105	100%	23,719	16,565	—	1Q 12	1Q 13
1100 Redstone Gateway Huntsville, Alabama	(1)	Huntsville	121,105	100%	21,677	519	—	1Q 14	1Q 14
1200 Redstone Gateway Huntsville, Alabama	(1)	Huntsville	121,105	100%	24,813	1,592	—	4Q 13	4Q 13
7200 Redstone Gateway Huntsville, Alabama		Huntsville	61,434	0%	7,792	3,837	—	4Q 12	4Q 13
Subtotal Defense IT Demand Drivers			1,039,616	51%	$239,235	$131,437	$12,979
% of Total Demand Drivers			81%
Total Under Construction			1,279,867	50%	$307,944	$162,414	$16,948
(1) This schedule includes properties designated as under construction as of 9/30/12, as well as our 312 Sentinel Way, 1100 Redstone Gateway and 1200 Redstone Gateway properties, which were designated as under construction subsequent to 9/30/12.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as “Under Construction,” 81,675 square feet are operational.

Demand Driver Categories (as classified by COPT management):

*	Defense IT: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

*
Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

*	Market Demand: Development opportunity created through projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

*	Research Park: Development opportunity created through specific research park relationship.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/12
(dollars in thousands)

		Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/12 (1)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location				10/17/2012
Market Demand Drivers
751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania	(3)	Greater Philadelphia	113,293	51%	$21,416	$17,400	$9,483	1Q12	1Q13
755 Arbor Way (Hillcrest II) Blue Bell, Pennsylvania		Greater Philadelphia	183,467	28%	34,900	13,731	$—	2Q 13	2Q 14
Total Under Redevelopment			296,760	36%	$56,316	$31,131	$9,483

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as “Under Redevelopment,” 53,605 square feet are operational.

Corporate Office Properties Trust
Wholesale Data Center as of 9/30/12
(dollars in thousands)

	Gross Building Area	Raised Floor Square Footage (1)	Initial Stabilization Critical Load (in MWs) (2)	Critical Load Used	Critical Load Leased	Critical Load Upon Completion Leased	MW Operational	Anticipated Total Cost (3)	Cost to date	Cash NOI Three Months Ended 9/30/12	Cash NOI Nine Months Ended 9/30/12

Property and Location
COPT DC-6 9651 Hornbaker Road Manassas, Virginia	233,000	100,000	18	3	4	22%	33%	$275,230	$205,152	$(17)	$256

Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases
2019	1	7,172	1.0	$2,098
2020	1	19,023	2.0	3,958
			3.0	$6,056

(1)	Raised floor square footage is that portion of the gross building area where tenants locate their computer servers. Raised floor area is considered to be the net rentable square footage.

(2)	Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3)	Anticipated total cost includes land, construction and leasing costs.

Corporate Office Properties Trust
Summary of Land and Pre-Construction as of 10/17/12 (1)

Location	Acres		Estimated Developable Square Feet
Baltimore/Washington Corridor
National Business Park	182		1,792,000
Columbia Gateway	22		520,000
Airport Square	6		89,000
Arundel Preserve	84	up to	1,382,000
Other	6		60,000
Subtotal	300		3,843,000
Northern Virginia
Westfields Corporate Center	23		400,000
Westfields Park Center	33		400,000
Woodland Park	5		225,000
Patriot Ridge	11		739,000
Subtotal	72		1,764,000
San Antonio, Texas
8100 Potranco Road	9		125,000
Northwest Crossroads	31		375,000
Sentry Gateway	38		658,000
Subtotal	78		1,158,000
Huntsville, Alabama	443		4,173,000
St. Mary’s & King George Counties	44		109,000
Greater Baltimore	187		2,692,000
Suburban Maryland	156		1,510,000
Colorado Springs	175		2,570,000
Greater Philadelphia, Pennsylvania	8		604,000
Other (2)	217		967,000
Total land held and pre-construction	1,680		19,390,000
Total costs to date as of 9/30/12 (3)			$360,294

(1)
This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us. This schedule excludes our 312 Sentinel Way, 1100 Redstone Gateway and 1200 Redstone Gateway properties, which were designated as under construction subsequent to 9/30/12.

(2)	This land is being put back to the jurisdictional county per a development agreement described under “Consolidated Joint Ventures.”

(3)	Represents total costs to date, as reported on page 23.

Corporate Office Properties Trust
Quarterly Common Equity Analysis
(dollars and shares in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of September 30, 2012:
Insiders	632	3,568	—	4,200	5.46%
Non-insiders	71,526	639	610	72,775	94.54%
	72,158	4,207	610	76,975	100.00%

COMMON EQUITY - End of Quarter	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Unrestricted Common Shares	71,730	71,652	71,558	71,363	71,336
Restricted Common Shares	428	433	480	648	651
Common Shares	72,158	72,085	72,038	72,011	71,987
Common Units	4,207	4,247	4,267	4,302	4,319
Total	76,365	76,332	76,305	76,313	76,306
End of Quarter Common Share Price	$23.97	$23.51	$23.21	$21.26	$21.78
Market Value of Common Shares/Units	$1,830,469	$1,794,565	$1,771,045	$1,622,417	$1,661,948
Common Shares Trading Volume
Average Daily Volume (Shares)	528	588	809	842	951
Average Daily Volume	$12,246	$13,303	$19,218	$18,604	$25,589
As a Percentage of Weighted Average Common Shares	0.7%	0.8%	1.1%	1.2%	1.3%
Common Share Price Range
Quarterly High	$25.61	$24.05	$25.48	$25.96	$32.07
Quarterly Low	$21.36	$21.13	$20.58	$19.35	$21.75
Quarterly Average	$23.18	$22.64	$23.76	$22.11	$26.90

Corporate Office Properties Trust
Quarterly Preferred Equity and Total Market Capitalization Analysis
(dollars and shares in thousands, except per share amounts)

	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176
Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series G Shares - 8.0%	$—	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares - 7.5%	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares - 7.625%	84,750	84,750	84,750	84,750	84,750
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	—	—	—
Total Nonconvertible Preferred Equity	307,250	362,250	189,750	189,750	189,750
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5%	8,800	8,800	8,800	8,800	8,800
Convertible Preferred Equity - liquidation preference
Convertible Series K Shares - 5.6%	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$342,633	$397,633	$225,133	$225,133	$225,133
CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$342,633	$397,633	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	1,830,469	1,794,565	1,771,045	1,622,417	1,661,948
Total Equity Market Capitalization	2,173,102	2,192,198	1,996,178	1,847,550	1,887,081
Total Debt	2,169,315	2,191,851	2,418,078	2,426,303	2,420,073
Total Market Capitalization	$4,342,417	$4,384,049	$4,414,256	$4,273,853	$4,307,154

Corporate Office Properties Trust
Dividend Analysis

	Three Months Ended										Nine Months Ended
	9/30/12		6/30/12		3/31/12		12/31/11		9/30/11		9/30/12		9/30/11
Common Share Dividends
Dividends per share/unit	$0.2750		$0.2750		$0.2750		$0.4125		$0.4125		$0.8250		$1.2375
Dividend Yield at Quarter End	4.59%		4.68%		4.74%		7.76%		7.58%		4.59%		7.58%
Common Dividend Payout Ratios
Diluted FFO Payout	53.1%		51.0%		51.0%		(138.9)%		85.0%		51.7%		117.0%
Diluted FFO Payout, as adjusted for comparability	51.7%		50.8%		51.8%		74.6%		80.5%		51.4%		80.3%
Diluted AFFO Payout	61.1%		57.3%		51.5%		126.7%		94.5%		56.4%		107.8%
Diluted AFFO Payout, excluding recurring capital expenditures on properties in disposition plans	62.3%		53.8%		49.6%		93.4%		87.0%		54.7%		92.8%
Dividend Coverage - Diluted FFO	1.88	x	1.96	x	1.96	x	(0.72	)x	1.18	x	1.94	x	0.85	x
Dividend Coverage - Diluted FFO, as adjusted for comparability	1.94	x	1.97	x	1.93	x	1.34	x	1.24	x	1.94	x	1.25	x
Dividend Coverage - Diluted AFFO	1.64	x	1.74	x	1.94	x	0.79	x	1.06	x	1.77	x	0.93	x
Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Unit Distributions Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series G Preferred Share Dividends (1)
Preferred Share Dividends Per Share	$0.20000		$0.50000		$0.50000		$0.50000		$0.50000
Preferred Share Dividend Yield	8.000%		8.000%		8.000%		8.000%		8.000%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Share Dividend Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Preferred Share Dividend Yield	7.625%		7.625%		7.625%		7.625%		7.625%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00
Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Preferred Share Dividend Yield	5.600%		5.600%		5.600%		5.600%		5.600%
Quarter End Recorded Book Value	$50.00		$50.00		$50.00		$50.00		$50.00
Series L Preferred Share Dividends (2)
Preferred Share Dividends Per Share	$0.4609		$0.0205		N/A		N/A		N/A
Preferred Share Dividend Yield	7.375%		7.375%		N/A		N/A		N/A
Quarter End Recorded Book Value	$25.00		$25.00		N/A		N/A		N/A
(1)    These shares were redeemed on August 6, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

(2)	These shares were issued on June 27, 2012. The dividends reported represents the quarterly dividends prorated for the number of days the shares were outstanding.

Corporate Office Properties Trust
Debt Analysis
(dollars in thousands)

	9/30/2012
	Stated Rate	GAAP Effective Rate
			9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Debt Outstanding
Fixed rate
Secured debt	6.00%	5.92%	$978,461	$1,009,164	$1,049,204	$1,052,421	$1,055,540
Exchangeable Senior Notes	4.25%	6.05%	230,000	229,081	228,175	227,283	226,404
Other Unsecured Debt	0.00%	6.50%	1,809	5,106	5,078	5,050	5,022
Total fixed rate debt	5.64%	5.95%	1,210,270	1,243,351	1,282,457	1,284,754	1,286,966
Variable rate
Secured debt	2.48%	2.48%	$38,671	$38,844	$39,027	$39,213	$39,397
Unsecured Revolving Credit Facility (1)	2.19%	2.19%	80,000	195,000	396,000	662,000	671,000
Construction Loans	2.72%	2.72%	70,374	64,656	50,594	40,336	22,710
Other Unsecured Debt	2.19%	2.19%	770,000	650,000	650,000	400,000	400,000
Total variable rate debt	2.24%	2.24%	$959,045	$948,500	$1,135,621	$1,141,549	$1,133,107
Total debt outstanding			$2,169,315	$2,191,851	$2,418,078	$2,426,303	$2,420,073
Variable Rate Loans Subject to Interest Rate Swaps (2)			$438,671	$438,844	$659,027	$659,213	$409,397
% of Fixed Rate Loans (2)			76%	77%	80%	80%	70%
% of Variable Rate Loans (2)			24%	23%	20%	20%	30%
			100%	100%	100%	100%	100%
Recourse debt			$1,163,079	$1,157,860	$1,350,311	$1,359,343	$1,355,846
Nonrecourse debt			1,006,236	1,033,991	1,067,767	1,066,960	1,064,227
Total debt outstanding			$2,169,315	$2,191,851	$2,418,078	$2,426,303	$2,420,073

(1) As of September 30, 2012, our borrowing capacity under the facility was $800.0 million, of which $701.5 million was available.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Analysis  (continued)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Average Stated Interest Rates
Fixed rate
Secured debt	6.1%	6.0%	6.1%	6.0%	6.0%	6.1%	5.9%
Exchangeable Senior Notes	4.3%	4.3%	4.3%	4.3%	4.0%	4.3%	4.0%
Other Unsecured Debt	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Total fixed rate debt	5.7%	5.7%	5.7%	5.7%	5.5%	5.7%	5.4%
Variable rate
Secured debt	2.6%	2.5%	2.6%	2.5%	4.2%	2.5%	4.2%
Unsecured Revolving Credit Facility	2.3%	2.3%	2.3%	2.3%	1.6%	2.3%	1.3%
Construction Loans	2.8%	2.7%	2.8%	3.0%	2.1%	2.8%	2.0%
Other Unsecured Debt	2.2%	2.2%	2.2%	2.2%	2.1%	2.2%	2.1%
Interest rate swaps (1)	0.6%	0.7%	0.9%	1.1%	1.2%	0.8%	1.1%
Total variable rate debt (1)	2.8%	2.8%	2.9%	2.7%	2.9%	2.7%	3.0%
Total debt outstanding	4.4%	4.3%	4.3%	4.3%	4.5%	4.4%	4.6%
Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.6x	3.5x	3.3x	3.4x	3.4x	3.4x	3.2x
Adjusted EBITDA interest coverage ratio	3.4x	3.2x	3.0x	3.2x	3.1x	3.2x	3.0x
NOI debt service coverage ratio	3.2x	3.1x	2.9x	3.0x	3.0x	3.0x	2.8x
Adjusted EBITDA debt service coverage ratio	3.0x	2.8x	2.7x	2.8x	2.7x	2.8x	2.6x
NOI fixed charge coverage ratio	2.7x	2.9x	2.8x	2.9x	2.9x	2.8x	2.7x
Adjusted EBITDA fixed charge coverage ratio	2.6x	2.7x	2.6x	2.7x	2.6x	2.6x	2.5x
Debt to Adjusted EBITDA ratio	7.5x	7.6x	8.5x	8.4x	8.6x	7.6x	8.7x
Adjusted debt to Adjusted EBITDA ratio	6.2x	6.3x	7.1x	7.0x	7.0x	6.2x	7.0x

(1) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

	Fixed Rate Debt				Variable Rate Debt
	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity		Stated Interest Rate of Amounts Maturing	Revolving Credit Facility		Total Scheduled Payments
October - December	$2,695	$—		N/A	$195	$—		N/A	$—		$2,890
Total 2012	$2,695	$—		N/A	$195	$—		N/A	$—		$2,890
2013	$9,090	$120,012		5.56%	$784	$59,356			$—		$189,242
2014	5,845	151,681	(1)		815	—			80,000	(2)	238,341
2015	4,847	343,000	(3)		701	447,194	(4)		—		795,742
2016	4,037	274,605			—	—			—		278,642
Thereafter	3,257	300,621			—	370,000			—		673,878
	$29,771	$1,189,919			$2,495	$876,550			$80,000		$2,178,735
									Net discount		(9,420)
									Total Debt		$2,169,315

Interest Rate Hedges at 9/30/12

Notional Amount		Fixed Rate	Floating Rate Index	Effective Date	Expiration Date
$38,671	(5)	3.8300%	One-Month LIBOR	11/2/2010	11/2/2015
100,000		0.6100%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.6123%	One-Month LIBOR	1/3/2012	9/1/2014
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8320%	One-Month LIBOR	1/3/2012	9/1/2015
100,000		0.8055%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		0.8100%	One-Month LIBOR	9/2/2014	9/1/2016
100,000		1.6730%	One-Month LIBOR	9/1/2015	8/1/2019
100,000		1.7300%	One-Month LIBOR	9/1/2015	8/1/2019

Notes:

(1)	We have $71.6 million of fixed debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

(2)	Our Revolving Credit Facility matures in September 2014 and may be extended by one year at our option, subject to certain conditions.

(3)	4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(4)	Includes $400.0 million pertaining to a term credit agreement that matures in September 2015 and may be extended by one year at our option, subject to certain conditions.

(5)	The notional amount is scheduled to amortize to $36.2 million.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 9/30/12
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy		Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve #5 (1 property)	147	79.2%	(2)	$37,194	$17,548	50%
Suburban Maryland:
MOR Forbes 2 LLC	56	90.9%		3,830	—	50%
M Square Associates, LLC (2 properties)	242	94.9%		56,669	38,671	50%
Total/Average	445	89.2%		$97,693	$56,219
NOI of Operating Properties for Three Months Ended 9/30/12 (3)	$1,866
NOI of Operating Properties for Nine Months Ended 9/30/12 (3)	$4,848

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Property Level Debt	% COPT Owned
Baltimore/Washington Corridor:
Arundel Preserve	1,382	$5,849	$—	50%
Suburban Maryland:
Indian Head Technology Center
Business Park (4)	967	6,538	—	75%
M Square Research Park	510	3,938	—	50%
Huntsville, Alabama:
Redstone Gateway	4,422	68,494	11,018	85%
Total	7,281	$84,819	$11,018

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Property was 100% leased at 9/30/12.

(3)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(4)
During the third quarter of 2012, the joint venture exercised its option under its development agreement with the project's jurisdictional county to require the county to repurchase the joint venture's land at its original acquisition cost. Under the terms of the agreement with the county, the repurchase must occur by August 2014.

Corporate Office Properties Trust
Unconsolidated Joint Venture as of 9/30/12
(dollars and square feet in thousands)

Property and Location	Operational Square Feet	Occupancy
Greater Harrisburg:
Total/Average (16 properties)	670	67.2%
COPT Investment	$(6,420)
Total Assets	$62,986
Property Level Debt	$64,264
NOI of Operating Properties for Three Months Ended 9/30/12 (1)	$1,020
NOI of Operating Properties for Nine Months Ended 9/30/12 (1)	$3,278
% COPT Owned	20%

(1) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Net (loss) income	$(20,765)	$11,861	$6,977	$(87,215)	$7,470	$(1,927)	$(37,103)
Interest expense on continuing and discontinued operations	23,366	24,975	25,675	24,914	25,629	74,016	79,387
Total income tax expense (benefit)	106	17	4,173	(4,636)	(457)	4,296	(6,043)
Depreciation of furniture, fixtures and equipment (FF&E)	624	629	618	601	614	1,871	1,862
Real estate-related depreciation and amortization	30,624	31,666	31,087	33,030	36,032	93,377	101,101
Impairment losses	55,829	2,354	6,587	78,674	—	64,770	72,347
(Gain) loss on early extinguishment of debt on continuing and discontinued operations	(970)	171	—	3	1,995	(799)	2,020
Gain on sales of operating properties	(16,913)	115	(4,138)	(3,362)	(1,299)	(20,936)	(1,449)
Non-operational property sales	—	(33)	—	—	—	(33)	(2,717)
Loss on interest rate derivatives	—	—	—	29,805	—	—	—
Adjusted EBITDA	$71,901	$71,755	$70,979	$71,814	$69,984	$214,635	$209,405
Add back:
General and administrative	5,061	7,742	7,017	6,592	6,154	19,820	19,251
Business development expenses and land carry costs, including discontinued operations	1,632	1,304	1,594	1,819	1,768	4,530	4,378
Depreciation of FF&E	(624)	(629)	(618)	(601)	(614)	(1,871)	(1,862)
Income from construction contracts and other service operations	(873)	(710)	(927)	(550)	(558)	(2,510)	(2,156)
Interest and other (income) loss	(1,095)	(840)	(1,217)	(1,921)	242	(3,152)	(3,682)
Equity in loss of unconsolidated entities	246	187	89	108	159	522	223
NOI from real estate operations	$76,248	$78,809	$76,917	$77,261	$77,135	$231,974	$225,557
Discontinued Operations
Revenues from real estate operations	$6,403	$12,800	$14,646	$15,973	$17,151	$33,849	$51,363
Property operating expenses	(2,217)	(4,672)	(5,334)	(6,369)	(6,325)	(12,223)	(19,684)
Depreciation and amortization	(1,926)	(3,278)	(3,253)	(4,124)	(4,763)	(8,457)	(16,896)
Business development expenses and land carry costs	—	(6)	(18)	(19)	(17)	(24)	(56)
Interest	(127)	(736)	(1,244)	(1,553)	(1,453)	(2,107)	(4,526)
Gain (loss) on early extinguishment of debt	1,738	(2)	—	—	(384)	1,736	(384)
Impairment losses	(9,733)	(2,354)	(11,423)	(38,179)	—	(23,510)	(29,364)
Gain on sales of depreciated real estate properties	16,913	(103)	4,138	3,358	1,299	20,948	1,438
Discontinued operations	$11,051	$1,649	$(2,488)	$(30,913)	$5,508	$10,212	$(18,109)
GAAP revenues from real estate operations from continuing operations	$114,861	$111,168	$110,658	$111,483	$107,978	$336,687	$317,013
Revenues from discontinued operations	6,403	12,800	14,646	15,973	17,151	33,849	51,363
Real estate revenues	$121,264	$123,968	$125,304	$127,456	$125,129	$370,536	$368,376
GAAP property operating expenses from continuing operations	$42,799	$40,487	$43,053	$43,826	$41,669	$126,339	$123,135
Property operating expenses from discontinued operations	2,217	4,672	5,334	6,369	6,325	12,223	19,684
Real estate property operating expenses	$45,016	$45,159	$48,387	$50,195	$47,994	$138,562	$142,819
Depreciation and amortization associated with real estate operations from continuing operations	$28,698	$28,388	$27,834	$28,906	$31,269	$84,920	$84,205
Depreciation and amortization from discontinued operations	1,926	3,278	3,253	4,124	4,763	8,457	16,896
Real estate-related depreciation and amortization	$30,624	$31,666	$31,087	$33,030	$36,032	$93,377	$101,101
Gain on sales of real estate, net, per statements of operations	$—	$21	$—	$4	$—	$21	$2,728
Gain on sales of real estate from discontinued operations	16,913	(103)	4,138	3,358	1,299	20,948	1,438
Gain on sales of real estate from continuing and discontinued operations	16,913	(82)	4,138	3,362	1,299	20,969	4,166
Less: Gain on sales of non-operating properties	—	(33)	—	—	—	(33)	(2,717)
Gain on sales of operating properties	$16,913	$(115)	$4,138	$3,362	$1,299	$20,936	$1,449

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11	9/30/12	9/30/11
Total Assets	$3,597,656	$3,715,075	$3,797,368	$3,867,524	$3,965,392	$3,597,656	$3,965,392
Accumulated depreciation	565,724	562,345	570,242	559,679	553,306	565,724	553,306
Accumulated depreciation included in assets held for sale	12,669	34,234	5,840	17,922	6,791	12,669	6,791
Denominator for debt to adjusted book	$4,176,049	$4,311,654	$4,373,450	$4,445,125	$4,525,489	$4,176,049	$4,525,489
Impairment losses, per statements of operations	$46,096	$—	$(4,836)	$40,495	$—	$41,260	$42,983
Impairment losses on discontinued operations	9,733	2,354	11,423	38,179	—	23,510	29,364
Total impairment losses	55,829	2,354	6,587	78,674	—	64,770	72,347
Less: Impairment losses on previously depreciated operating properties	(55,829)	(2,354)	(11,833)	(39,481)	—	(70,016)	(31,031)
Impairment (recoveries) losses on non-operating properties	—	—	(5,246)	39,193	—	(5,246)	41,316
Less: Income tax expense (benefit) from impairments on non-operating properties	—	—	4,642	(4,146)	—	4,642	(4,598)
Impairment (recoveries) losses on non-operating properties, net of related tax	$—	$—	$(604)	$35,047	$—	$(604)	$36,718
Interest expense from continuing operations	$23,239	$24,239	$24,431	$23,361	$24,176	$71,909	$74,861
Interest expense from discontinued operations	127	736	1,244	1,553	1,453	2,107	4,526
Total interest expense	23,366	24,975	25,675	24,914	25,629	74,016	79,387
Less: Amortization of deferred financing costs	(1,527)	(1,597)	(1,572)	(1,506)	(1,629)	(4,696)	(5,090)
Less: Amortization of net debt discounts and premiums, net of amounts capitalized	(683)	(682)	(663)	(634)	(1,184)	(2,028)	(4,046)
Denominator for interest coverage	21,156	22,696	23,440	22,774	22,816	67,292	70,251
Scheduled principal amortization	2,791	3,096	3,207	3,108	3,226	9,094	10,647
Denominator for debt service coverage	23,947	25,792	26,647	25,882	26,042	76,386	80,898
Scheduled principal amortization	(2,791)	(3,096)	(3,207)	(3,108)	(3,226)	(9,094)	(10,647)
Preferred share dividends - redeemable non-convertible	6,546	4,167	4,025	4,026	4,025	14,738	12,076
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$27,867	$27,028	$27,630	$26,965	$27,006	$82,525	$82,822
Preferred share dividends	$6,546	$4,167	$4,025	$4,026	$4,025	$14,738	$12,076
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends	19,837	19,809	19,819	29,693	29,688	59,465	87,024
Common unit distributions	1,157	1,168	1,173	1,775	1,781	3,498	5,398
Total dividends/distributions	$27,705	$25,309	$25,182	$35,659	$35,659	$78,196	$104,993
Common share dividends	$19,837	$19,809	$19,819	$29,693	$29,688	$59,465	$87,024
Common unit distributions	1,157	1,168	1,173	1,775	1,781	3,498	5,398
Dividends and distributions for payout ratios	$20,994	$20,977	$20,992	$31,468	$31,469	$62,963	$92,422
Debt, net	$2,169,315	$2,191,851	$2,418,078	$2,426,303	$2,420,073	$2,169,315	$2,420,073
Less: Construction in progress on assets held for sale	—	(1,220)	(75)	(12,277)	(22,936)	—	(22,936)
Less: Construction in progress	(394,361)	(380,879)	(408,883)	(409,086)	(447,969)	(394,361)	(447,969)
Adjusted debt for adjusted debt to adjusted EBITDA ratio	$1,774,954	$1,809,752	$2,009,120	$2,004,940	$1,949,168	$1,774,954	$1,949,168

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted Debt to Adjusted EBITDA ratio
Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, loss on interest rate derivatives and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of Acquisition Intangibles Included in Net Operating Income
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash

Corporate Office Properties Trust
Definitions

NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Debt to Adjusted EBITDA ratio
Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Adjusted Book
Defined as the carrying value of our debt divided by total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans
Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude operating property acquisition costs, gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax, gain or loss on early extinguishment of debt, loss on interest rate derivatives and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend Coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net (loss) income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

Payout ratios based on: (1) Diluted FFO; (2) Diluted FFO, as adjusted for comparability; (3) Diluted AFFO; and (4) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Same Office Property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Corporate Office Properties Trust
Definitions

Demand Drivers Categories — Demand opportunity created through:

•	Defense IT — current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

•	Government — existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information IT.

•	Market — projected unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

•	Research Park — specific research park relationship.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Retenanted Space — Space leased to a new tenant after being occupied by a previous tenant.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2011, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Reallocation Plan — Plan approved by our Board of Trustees to dispose of properties that are no longer closely aligned with our strategy.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Pre-Construction — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.